As filed with the Securities and Exchange Commission on August 28, 2009
Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
SEANERGY MARITIME HOLDINGS CORP.
(Exact name of Registrant as specified in its charter)

Republic of the Marshall Islands	4412	Not Applicable

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1-3 Patriarchou Grigoriou
166 74 Glyfada
Athens, Greece
Tel: 30 210 9638461
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Georgios Koutsolioutsos, Chairman of the Board of Directors
Seanergy Maritime Holdings Corp.
1-3 Patriarchou Grigoriou
166 74 Glyfada
Athens, Greece
Tel: 30 210 9638461
(Address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
A. Jeffry Robinson, Esq.
Broad and Cassel
2 South Biscayne Blvd, 21st Floor
Miami, Florida 33131
(305) 373-9400
Fax: (305) 373-9443
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☒
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
CALCULATION OF REGISTRATION FEE CHART

		Proposed Maximum	Proposed Maximum
Title of Each Class	Amount Being	Offering Price	Aggregate Offering	Amount of
of Securities Being Registered	Registered	per Security(1)	Price(1)	Registration Fee
Common Stock	4,325,868	$4.65	$20,115,284.98	$1,122.43

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(g) under the Securities Act of 1933, as amended, based on the closing sale price on August 25, 2009, as reported by the Nasdaq Stock Market.

EXPLANATION AND INCORPORATION
OF CERTAIN INFORMATION BY REFERENCE
     This Registration Statement on Form F-1 is being filed with the Securities and Exchange Commission (which we refer to as the Commission) by Seanergy Maritime Holdings Corp., a Marshall Islands corporation (which we refer to as the Company), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of the Company’s Post Effective Amendment No. 1 to a Registration Statement on Form F-1 (Registration No. 333-157270), which was declared effective by the Commission on April 9, 2009.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.     Exhibits and Financial Statement Schedules.
     (a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
3.1	Form of Amended and Restated Articles of Incorporation(2)
3.2	Form of Amended and Restated By-laws(2)
3.3	Amendment to Amended and Restated Articles of Incorporation(7)
4.1	Specimen Common Stock Certificate(3)
4.2	Specimen Public Warrant Certificate(3)
4.3	Specimen Private Warrant Certificate(3)
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant(5)
5.1	Opinion of Reeder & Simpson, P.C., country-regionplaceMarshall Islands counsel to the Registrant(7)
10.1	Master Agreement dated as May 20, 2008(2)
10.2	Amendment to Master Agreement dated July 25, 2008(2)
10.3	Memorandum of Agreement relating to the African Oryx dated May 20, 2008 between Seanergy Maritime Corp., as buyer, and Valdis Marine Corp., as seller, as amended(2)
10.4	Memorandum of Agreement relating to the African Zebra dated May 20, 2008 between Seanergy Maritime Corp., as buyer, and Goldie Navigation Ltd., as seller, as amended(2)
10.5
Memorandum of Agreement relating to the Domestic Trade Ministry Kouan Shipping Industry Co. Davakis G. (ex. Hull No. KA215) dated May 20, 2008 between Seanergy Maritime Corp., as buyer, and Kalistos Maritime S.A., as seller, as amended(2)

10.6
Memorandum of Agreement relating to the Domestic Trade Ministry Kouan Shipping Industry Co. Hull No. KA216 dated May 20, 2008 between Seanergy Maritime Corp., as buyer, and Kalithea Maritime S.A., as seller, as amended(2)

10.7	Memorandum of Agreement relating to the Bremen Max dated May 20, 2008 between Seanergy Maritime Corp., as buyer, and Pavey Services Ltd., as seller, as amended(2)
10.8	Memorandum of Agreement relating to the Hamburg Max dated May 20, 2008 between Seanergy Maritime Corp., as buyer, and Shoreline Universal Limited, as seller, as amended(2)
10.9	Management Agreement dated as of May 20, 2008(2)
10.10	Brokerage Agreement dated as of May 20, 2008(2)
10.11	Voting Agreement dated as of May 20, 2008(2)
10.12	Amendment to Voting Agreement dated July 25, 2008(2)
10.13	Second Amendment to Voting Agreement dated August 21, 2008(4)
10.14	Third Amendment to Voting Agreement dated August 27, 2008(1)
10.15	Fourth Amendment to Voting Agreement dated November 20, 2008(1)
10.16	Form of Convertible Unsecured Promissory Note(2)
10.17	Form of Plan of Dissolution and Liquidation(2)
10.18	Form of Stock Escrow Agreement(5)
10.19	Form of Joinder Agreement(3)
23.1	Consent of Weinberg & Company, P.A.(7)
23.2	Consent of KPMG Certified Auditors A.E.(7)
23.3	Consent of Reeder & Simpson, P.C., country-regionplaceMarshall Islands counsel to the Registrant (included in Exhibit 5.1)
24	Power of Attorney(6)

(1)	Incorporated by reference to the corresponding agreement in the Exhibit filed with Seanergy Maritime Corp.’s (“Seanergy Maritime”) Form F-1 filed with the SEC on December 12, 2008.

(2)	Incorporated by reference to the corresponding agreement in the Annex filed with Seanergy Maritime’s proxy statement on Form 6-K filed with the SEC on July 31, 2008.

(3)	Incorporated by reference to the corresponding agreement in the Exhibit filed with Registrant’s Form F-1 filed with the SEC on January 15, 2009.

(4)	Incorporated by reference to the corresponding agreement in the Annex filed with Seanergy Maritime’s supplemental proxy statement on Form 6-K filed with the SEC on August 22, 2008.

(5)	Incorporated by reference to the corresponding agreement in the Exhibit filed with Seanergy Maritime’s Form F-1 filed with the SEC on July 10, 2007.

(6)	Incorporated by reference to the corresponding agreement in the Exhibit filed with Registrant’s Form F-1 filed with the SEC on February 12, 2009.

(7)	Filed herewith.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece on August 28, 2009.

SEANERGY MARITIME HOLDINGS CORP.
By:	/s/ Dale Ploughman
Dale Ploughman,
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES	TITLE	DATE

/s/ Dale Ploughman Dale Ploughman	Chief Executive Officer and Director (Principal executive officer)	August 28, 2009
/s/ Christina Anagnostara Christina Anagnostara	Chief Financial Officer and Director (Principal financial and accounting officer)	August 28, 2009
* Alexios Komninos	Director	August 28, 2009
* Georgios Koutsolioutsos	Chairman of the Board of Directors	August 28, 2009
* Ioannis Tsigkounakis	Secretary and Director	August 28, 2009
Dimitris Anagnostopoulos	Director
* Elias M. Culucundis	Director	August 28, 2009
* Kyriakos Dermatis	Director	August 28, 2009
* Kostas Koutsoubelis	Director	August 28, 2009
* Dimitrios Panagiotopoulos	Director	August 28, 2009
* Alexander Papageorgiou	Director	August 28, 2009
* George Taniskidis	Director	August 28, 2009
* George Tsimpis	Director	August 28, 2009
*/s/ Dale Ploughman Dale Ploughman Attorney-in-fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
     Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Seanergy Maritime Holdings Corp. has signed this registration statement or amendment thereto in Miami, Florida on August 28, 2009.

Authorized U.S. Representative
/s/ A. Jeffry Robinson
A. Jeffry Robinson

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